SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  FORM 8-K

                               CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                Date of Report
                               February 1, 1997

                          RICHMOND CAPITAL CORPORATION
              (Exact name of registrant as specified in its charter)


                                   Colorado
                 (State or other jurisdiction of incorporation)


    (33-26798-D)                                     84-1104385
(Commission File Number)              (I.R.S.Employer Identification Number)

12139 Airline Highway-Baton Rouge, Louisiana            70817
  (Address of principal executive offices)            (Zip Code)


              Registrant's telephone number, including area code
                                 504-576-8989











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Item 1.  Changes in Control of Registrant

Not applicable.


Item 2.   Acquisition or Disposition of Assets.

Registrant acquired 100% of the stock of Encore Investments, Inc.(Encore), a
Texas corporation, on February 1, 1997.   The purchase price of the shares
totaled $2,500,000 in cash, $1,500,000 in notes payable and 500,000 shares of common stock of Richmond Capital Corporation(RCC).

The shareholders prorata portion of the shares sole, cash received, amount of note received and RCC shares received is detailed as follows:


                        Encore
                        Shares      Cash         Amount of    RCC Shares
 Name of Seller         Sold        Payment       Note        Received

Scott E. Gruendler       180       $450,000     $270,000        90,000
Bertrand O. Baetz, Jr.   320        800,000      480,000       160,000
Eugene V. Larsen         320        800,000      480,000       160,000
Frank G. Jarzombek       180        450,000      270,000        90,000

Funds for the cash payments are being provided by loan proceeds from DBS Capital Corporation, Atlanta, Georgia.

Encore is one on the leading RS/6000 resellers in the AIX marketplace. The company successfully utilizes its vast reselling experiences and skills in marketing products and services to its 1000 customers located throughout the United States from its headquarters located in San Antonio, Texas.


Item 3.  Bankruptcy or Receivership.

Not applicable

Item 4.  Changes in Registrant's Certifying Accountant.

Not applicable.



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Item 5.  Other Events

Not applicable

Item 6.  Resignations of Registrant's Directors.

Not applicable

Item 7.  Financial Statements and Exhibits

Financial statements required by this item will be filed with an amended form 8-K on or before April 15, 1997.

Item 8.  Change in Fiscal Year

Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Not applicable.




                               SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  RICHMOND CAPITAL CORPORATION
                                  (Registrant)


                                  J. Keith Henderson, President
                                  /s/ J. Keith Henderson


  February 12, 1997